Exhibit 10.1

VERMILLION, INC.

2019 STOCK INCENTIVE PLAN

____________________________

Stock Option Award Agreement

____________________________

You are hereby awarded this stock option (the “Option”) to purchase shares of Common Stock of Aspira Women’s Health Inc. (the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (the “Award Agreement”) and in the Vermillion, Inc.  2019 Stock Incentive Plan (the “Plan”).  A link to this Plan is attached in Exhibit A.  Terms below that begin with capital letters have the special meaning set forth in the Plan (or in this Award Agreement, if defined herein).

This Award is subject to your execution of this Award Agreement specified in Section 1 below.  By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan and this Award Agreement, subject to the provisions set forth below.    As a result, you should not execute this Award Agreement until you have carefully considered the terms and conditions of the Plan and this Award, plus the information disclosed within the Plan prospectus, and consulted with your personal legal and tax advisors about all of these documents.

1.Specific Terms.  Your Option has the following terms:

Name of Participant	Name
Type of Option:	☒ Incentive Stock Option (“ISO”)[1] ☐ Nonqualified Stock Option[2]
Grant Date:	[●]
Expiration Date:	Except as otherwise provided for in the Award Agreement, 10 years after Grant Date, at 5:00 p.m. (E.D.T. or E.S.T., as applicable).
Exercise Price:	U.S. $[●] per Share.
Number of shares of Common Stock subject to this Award:	[●]

__________________________

1 If you directly or indirectly own more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary, then the term of your ISO cannot exceed 5 years and the exercise price must be at least 110% of the Fair Market Value (100% for any other employee who is receiving ISO awards). Only employees may receive ISOs.

2 The exercise price of a Nonqualified Stock Option must be at least 100% of the Fair Market Value of the underlying Shares.

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Vesting:

Your Option will vest over four years with 25% vesting on [●], and an additional 25% per year for the remaining three years.

In all cases, vesting of your ISO or Nonqualified Stock Option will only occur on a particular date if your Continuous Service has not ended before the particular vesting date (subject to the terms of any employment or services agreement between you and the Company or any of its Subsidiaries).

Recapture and Recoupment	☒ Section 5.13 of the Plan shall apply re Termination, Rescission, and Recapture of this Award. ☒ Section 5.14 of the Plan shall apply re recoupment of this Award.

2.Manner of Exercise.  This Option shall be exercised in the manner and by any means set forth in Section 2.1(c) the Plan, using the exercise form attached hereto as Exhibit B.  The amount of shares of Common Stock for which this Option may be exercised is cumulative; that is, if you fail to exercise this Option for all of the shares of Common Stock vested under this Option during any period set forth above, then any shares of Common Stock subject hereto that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of this Option pursuant to Sections 1 and 4 of this Award Agreement and the terms of the Plan.  Fractional shares of Common Stock may not be purchased.

3.Special ISO Provisions.  If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code and shall otherwise be treated as a Nonqualified Stock Option.  If you sell or otherwise dispose of shares of Common Stock acquired upon the exercise of an ISO within 1 year from the date such shares of Common Stock were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such shares of Common Stock detailing the net proceeds of such sale or disposition.

4.Termination of Continuous Service.

(a)Cessation of Vesting.  Subject to the terms of any employment or services agreement between you and the Company (and/or any Subsidiary) that is in effect on the Grant Date, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service, but only to the extent you have not become vested, pursuant to the terms of Section 1 above, on or before the date that your Continuous Service ends.    For purposes of this Award Agreement, “Continuous Service” shall mean your period of service in the absence of any interruption or termination, as an employee of the Company or Subsidiary, non-employee director, or consultant to the Company or a Subsidiary. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from non-employee director to advisory director or emeritus status; or (iv) transfers between

Exhibit 10.1

locations of the Company or between the Company and its Subsidiaries. Changes in status between service as an employee, non-employee director, and a consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of the Option shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for the Option shall be tolled during any such unpaid leave (but not for a paid leave).

(b)Post-Termination Exercise Period.  With respect to the portion of the Option that is vested, or vests, upon your termination of Continuous Service, the following provisions shall apply:

Reason for terminating Continuous Service	Option Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service
(II) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.
(III) Retirement of the Participant after age 65 with five years or more of Continuous Service.	Within one year after termination of the Participant’s Continuous Service.
(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.
(V) Other than due to Cause or the Participant’s Disability, Retirement, or Death.	Within 90 days after termination of the Participant’s Continuous Service.

(c)For purposes of this Award Agreement,

(i)“Cause” will have the meaning set forth in any unexpired employment agreement between the Company or any of its Subsidiaries and you in effect as of the Grant Date. In the absence of such an agreement, “Cause” will exist if you are terminated from employment or other service with the Company, a Subsidiary or an affiliate for any of the following reasons: (i) your willful failure to substantially perform your duties and responsibilities to the Company or any of its Subsidiaries or affiliates or deliberate violation of a material Company or Subsidiary policy; (ii) your commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) your material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any of its Subsidiaries or any other party to whom you owe an obligation of nondisclosure as a result of your relationship with the Company; or (iv) your willful and material breach of any of your obligations under any written agreement or covenant with the Company. The foregoing definition does not in any way limit the Company’s ability to terminate your service relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

(ii)“Disabled” means a condition under which your:  (x) are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can

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be expected to last for a continuous period of not less than 12 months, or (y)  are, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company

(iii)“Retirement” means your termination of employment after age 65.

5.Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest if any, in this Award and any underlying shares of Common Stock.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.  To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

6.Restrictions on Transfer of Award. Except as provided under the Plan and as set forth in Section 5 above, your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.

7.Taxes.  Except to the extent otherwise specifically provided in an employment or consulting agreement between you and your employer, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.  The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement. The Company shall have the right to require, prior to issuance or delivery of any shares of Common Stock or the payment of any cash pursuant this Award, payment by you of any taxes which may be required to be withheld or paid in connection with this Award, by any means set forth in Section 5.5. of the Plan.

8.Not a Contract of Employment or Continued Service.  By executing this Award, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company or any of its Subsidiaries or affiliates, nor shall it affect in any way the right of the Company or any Subsidiary or affiliate thereof to terminate your employment, service, or consulting relationship at any time, with or without cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

9.Investment Purposes. By executing this Award Agreement, you represent and warrant that any shares of Common Stock issued to you pursuant to your Option will be held for investment purposes only for your own account, and not with a view to, for resale in connection with, or with an

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intent in participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

10.Securities Law Restrictions.  Regardless of whether the offering and sale of this Option or shares of Common Stock under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares of Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

11.Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope or intent of this Award Agreement or any provision hereof.

12.Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13.Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

14.Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

15.Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

16.Modifications.  This Award Agreement may be modified or amended at any time, in accordance with the Plan, provided that any amendment that materially impairs your rights under this Award Agreement shall require your consent.

17.Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

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18.Governing Law.  The laws of the State of Delaware  shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

19.Protected Rights. Nothing contained in this Award Agreement is intended to limit your ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

ASPIRA WOMEN’S HEALTH INC.

By:

Name:  Robert Beechey

Title: Chief Financial Officer

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

By:

Name of Participant:

Exhibit 10.1

Exhibit A

VERMILLION, INC.

2019 STOCK INCENTIVE PLAN

____________________________

Plan Document

____________________________

Please click on link below to view the 2019 Stock Incentive Plan.

http://www.sec.gov/Archives/edgar/data/926617/000092661719000033/vrml-20190624xex10_1.htm

Exhibit 10.1

Exhibit B

VERMILLION, INC.

2019 STOCK INCENTIVE PLAN

__________________________________________

Form of Exercise of Stock Option Award Agreement

___________________________________________

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building 3, Suite 100

Austin, TX 78738

Attention:  _Robert Beechey_______

Dear Sir or Madam:

The undersigned elects to exercise his/her Option to purchase _____ shares of Common Stock of the Company under and pursuant to a Stock Option Agreement dated as of ______________.

1. Delivered herewith is a certified or bank cashier’s or teller’s check and/or shares of Common Stock owned by the undersigned, valued at the closing sale price of the stock on the date of exercise, as follows:

$____________in cash

$____________in the form of ____ shares of Common Stock,

valued at $___________ per share

$                    Total

2. The undersigned elects a net exercise, hereby authorizing the Company to withhold from the shares of Common Stock otherwise subject to this Option a number of shares sufficient to cover the exercise price and minimum statutory withholding taxes payable pursuant to this exercise.*

If method 1 is chosen, the name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number

Very truly yours,

_________________

DateOptionee

*The Committee must approve this method in writing before your election

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Exhibit C

VERMILLION, INC.

2019 STOCK INCENTIVE PLAN

_________________________________

Designation of Death Beneficiary

_________________________________

In connection with the Awards designated below that I have received pursuant to the Vermillion, Inc.  2019 Stock Incentive Plan (the “Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:__________________

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

any Award that I have received or ever receive under the Plan.

the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:

Name of Participant: